SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  August 17, 2004

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC. (as depositor under the Pooling and Servicing Agreement, relating to the MASTR Asset Securitization Trust 2004-8 Mortgage Pass-Through Certificates, Series 2004-8)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware	333-106982	06-1204982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Avenue of the Americas New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 713-2000

Item 5.

Other Events.

Master Asset Securitization Transactions, Inc. (the “Company”) entered into a Pooling and Servicing Agreement dated as of July 1, 2004 (the “Agreement”) among the Company, in its capacity as depositor (in such capacity, the “Depositor”), UBS Real Estate Securities Inc., as transferor (in such capacity, the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”) and as a custodian (in such capacity, a “Custodian”), Wachovia Bank, National Association, as trustee (in such capacity, the “Trustee”) and U.S. Bank National Association, as a custodian (in such capacity, a “Custodian”).  The Certificates were issued on July 29, 2004.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of July 1, 2004, by and among the Company, the Transferor, the Master Servicer, the Trust Administrator, the Custodians and the Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MORTGAGE ASSET SECURITIZATION

TRANSACTIONS, INC.

By:   /s/ Peter Slagowitz

Name:  Peter Slagowitz

Title:    Managing Director

By:   /s/ Peter Ma

Name:  Peter Ma

Title:    Director

Dated:  August 17, 2004_____

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of July 1, 2004,

5

by and among the Company, the Transferor, the Master Servicer,

the Trust Administrator, the Custodians and the Trustee.

MCKEE NELSON LLP

5 Times Square, 35th Floor

New York, New York  10036

Telephone:  (917) 777-4200

Facsimile:  (917) 777-4299

August 17, 2004

BY MODEM

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:

Mortgage Asset Securitization Transactions, Inc.

MASTR Asset Securitization Trust 2004-8, Mortgage Pass-Through

Certificates, Series 2004-8

Ladies and Gentlemen:

On behalf of Mortgage Asset Securitization Transactions, Inc. (the “Company”), we enclose herewith for filing, pursuant to the Securities and Exchange Act of 1934, as amended, the Company’s Current Report on Form 8-K, for filing of the Pooling and Servicing Agreement in connection with the above-referenced transaction.

Very truly yours,

/s/ Hays Ellisen

Hays Ellisen

Enclosure